                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY


                                 GATX GUARANTEE

                           dated as of April 30, 2002

                                       by

                                GATX CORPORATION
                                      and
                           GATX FINANCIAL CORPORATION
                                  as Guarantors

                                   in favor of

                        WELLS FARGO BANK NORTHWEST, N.A.
                               as Security Trustee

                     Ten (10) Boeing Model 737-800 Aircraft
            Eximbank Guarantee No. AP077971XX - United States - GATX

                                TABLE OF CONTENTS

                                                                                              Pages
                                                                                              -----
1.     DEFINITIONS........................................................................      2
2.     GUARANTEE..........................................................................      2
3.     RIGHT OF SET-OFF...................................................................      4
4.     NO SUBROGATION.....................................................................      4
5.     AMENDMENTS WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS.......................      4
6.     GUARANTEE ABSOLUTE AND UNCONDITIONAL...............................................      5
7.     REINSTATEMENT; BANKRUPTCY, ETC.....................................................      6
8.     PAYMENTS...........................................................................      6
9.     REPRESENTATIONS AND WARRANTIES.....................................................      7
       (a)    Corporate Existence.........................................................      7
       (b)    Authorization...............................................................      7
       (c)    Obligation..................................................................      7
       (d)    No Violation; Lien..........................................................      7
       (e)    Approvals...................................................................      7
       (f)    Litigation..................................................................      8
       (g)    Financial Statements........................................................      8
       (h)    Ranking.....................................................................      8
       (i)    Disclosure..................................................................      8
       (j)    Debarment Regulations.......................................................      8
10.    COVENANTS..........................................................................      9
       (a)     Existence; Conduct of Business.............................................      9
       (b)     Compliance with Laws, Etc..................................................      9
       (c)     Payment of Obligations.....................................................      9
       (d)     Authorizations.............................................................      9
       (e)     Submission to Jurisdiction; Service of Process.............................      9
       (f)     Bankruptcy Waiver..........................................................     10
       (g)     No Commencement of Bankruptcy Proceedings..................................     11
       (h)     Merger; Sale, etc.-GFC and Relevant Subsidiaries...........................     11
       (i)     Merger-GATX Corp. GATX Corp................................................     12
       (j)     Sale, etc.-GATX Corp. GATX Corp............................................     12
       (k)     Transactions with Affiliates...............................................     12
       (1)     Confirmations..............................................................     13
       (m)     Further Assurances.........................................................     13
11.    NOTICES............................................................................     13
12.    SEVERABILITY.......................................................................     14

                                      -i-







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
13.    INTEGRATION........................................................................    14
14.    AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES..............................    14
15.    RIGHTS AND REMEDIES................................................................    15
16.    SECTION HEADINGS...................................................................    15
17.    SUCCESSORS AND ASSIGNS.............................................................    15
18.    GOVERNING LAW......................................................................    15
19.    WAIVER OF JURY TRIAL...............................................................    15

Schedule I - Form of Guarantee Confirmation

                                 GATX GUARANTEE

      THIS GATX GUARANTEE dated as of April 30, 2002 (this "Guarantee") is made by GATX CORPORATION, a corporation organized and existing under the laws of the State of New York ("GATX Corp"), and GATX FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("GFC" and, together with GATX Corp, the "Guarantors", and each a "Guarantor"), in favor of WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity, but solely as security trustee for and on behalf of the Secured Parties, under the Participation Agreement and the other Operative Documents.

                                   WITNESSETH:

      WHEREAS, USEB Aircraft Limited, a limited liability company duly organized and validly existing under the laws of the Cayman Islands (the "Initial Borrower Party") has entered into the Participation Agreement (as defined below), the Loan Agreement and certain other of the Operative Documents.

      WHEREAS, other Persons may from time to time, in accordance with the terms and conditions of the Participation Agreement, and together with the Initial Borrower Party, become "Borrower Parties" for the purposes of the Operative Documents (hereinafter collectively the "Borrower Parties").

      WHEREAS, the Borrower Parties may from time to time borrow Loans upon and subject to the terms and conditions of the Loan Agreement and the other Operative Documents (each of such Borrower Parties which are borrowers of Loans from time to time are hereinafter collectively referred to as the "Borrowers").

      WHEREAS, each of Jackson Leasing Limited, a limited liability company duly incorporated and validly existing under the laws of the Cayman Islands ("Cayman Lessee No. 1"); Geary Leasing Limited, a limited liability company duly incorporated and validly existing under the laws of the Cayman Islands ("Cayman Lessee No. 2"); Jackson Leasing Corporation, a Delaware corporation ("Delaware Lessee"); Jackson Leasing (Ireland) Limited, a company duly organized and validly existing under the laws of Ireland ("Irish Lessee"); Jackson Leasing (Cyprus) Limited, a company duly organized and validly existing under the laws of the Republic of Cyprus ("Cypriot Lessee" and, together with Cayman Lessee No. 1, Cayman Lessee No. 2, Delaware Lessee and Irish Lessee, the "Initial Lessee Parties", and each an "Initial Lessee Party"), has entered into the Participation Agreement and certain other of the Operative Documents.

      WHEREAS, other Persons may from time to time, in accordance with the terms and conditions of the Participation Agreement, and together with the Initial Lessee Parties, become Lessees Parties for the purposes of the Operative Documents (hereinafter collectively the "Lessee Parties").

      WHEREAS, the Lessee Parties may from time to time lease Aircraft upon and subject to the terms and conditions of the Lease Agreements and the other Operative Documents (each of such Lessee Parties which are lessees of Aircraft from time to time are hereinafter collectively referred to as the "Lessees").

      WHEREAS, all of the issued and outstanding shares of GFC are owned by GATX Corp, all of the issued and outstanding shares of the Initial Lessee Parent are owned by GFC and all of the issued and outstanding shares of each Initial Lessee Party are owned by the Initial Lessee Parent.

      WHEREAS, the Guarantors expect to derive benefit from the making of Loans to the Borrowers and the leasing of Aircraft to the Lessees.

      WHEREAS, the Secured Parties are unwilling to consummate the transactions contemplated by the Participation Agreement and, in respect of the financing of an Aircraft, the transactions contemplated by the Aircraft Financing Documents for such Aircraft, unless the Guarantors issue this Guarantee and, with respect to the financing of an Aircraft, issue a GATX Guarantee Confirmation in respect of such Aircraft on the Borrowing Date for such Aircraft.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantors, the Guarantors hereby agree as follows:

      1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in Appendix A to the participation agreement dated as of April 30, 2002 among USEB Aircraft Limited, Geary Leasing Limited, Jackson Leasing Limited, Jackson Leasing Corporation, Jackson Leasing (Ireland) Limited, Jackson Leasing (Cyprus) Limited, Walkers SPV Limited, Barclays Bank PLC, as the Initial Lender and Facility Agent, GATX Financial Corporation, Export - Import Bank of the United States and Wells Fargo Bank Northwest, N.A., as Security Trustee.

      2. Guarantee

            (a) Guaranteed Documents. Each Guarantor acknowledges that (i) it is fully aware of the terms and conditions of the Participation Agreement, the Loan Agreement and the other Operative Documents in effect on the date hereof to which the Initial Borrower Party, each Initial Lessee Party or GFC is a party and, (ii) in respect of an Aircraft, upon delivery of a GATX Guarantee Confirmation, it will be fully aware of the terms of each of the Aircraft Financing Documents and other Operative Documents to which any Borrower or Lessee (each, an "Obligor" and collectively, the "Obligors") may become a party in connection with the financing of such Aircraft (the documents described in clauses (i) and (ii) if this Section 2(a) are collectively referred to herein as the "Guaranteed Documents").

            (b) Obligations. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly with the other Guarantor and severally, as a primary obligor and not merely as a surety, to the Security Trustee and the other the Secured Parties:

            (i) each Borrower's prompt payment of the principal of and interest on any and all Loans, when and as due (whether scheduled, at maturity, by acceleration, upon one or more dates set for pre-payment or otherwise) in accordance with the terms of the

      Loan Agreement and all other amounts payable at any time by each Borrower to the Secured Parties under each Guaranteed Document to which any Borrower is, or from time to time becomes, a party including the obligation to pay fees, expenses, post-default interest and indemnity payments;

            (ii) in respect of each Aircraft and the Lessee for such Aircraft, such Lessee's prompt payment in full of all Rent when due (whether scheduled, upon demand under the Lease or otherwise) in accordance with the Lease for each Aircraft, and all other amounts payable at any time by such Lessee to the Secured Parties under the Guaranteed Document including, without limitation, the obligation to pay fees, expenses, post-default interest and indemnity payments;

            (iii) the due and punctual performance by each Obligor of all of its other obligations and covenants under the Participation Agreement, the Loan Agreement, each Lease and each other Guaranteed Document, together with all claims for damages arising from or in connection with the failure to pay or perform any such obligations or covenants, in each case, as determined without reference to any limitation of the obligations of any Obligor pursuant to Section 30 of the Participation Agreement (or any analogous provision of any other Operative Document). All of the foregoing obligations in clauses (i), (ii) and (iii) being collectively referred to herein as the "Obligations".

            (c) If any Obligor shall fail to pay in full when due for any reason, or timely perform, any of the Obligations, each Guarantor is obligated promptly to pay or perform or to cause to be paid or performed the same as stated in the relevant Guaranteed Document without any demand or notice whatsoever. In respect of the Obligations, this Guarantee is an absolute, present and continuing guarantee of payment and performance and not collection and is in no way conditional or contingent upon any attempt to collect from any Obligor any unpaid amounts due or otherwise to enforce performance by any Obligor.

            (d) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Security Trustee in enforcing this Guarantee.

            (e) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Security Trustee on account of its liability hereunder, it will notify the Security Trustee in writing that such payment is made under this Guarantee for such purpose.

            (f) The obligations of each of the Guarantors under this Guarantee shall be joint and several and the failure or inability of any one such Guarantor to pay or perform, or the release of any such Guarantor from, its obligations under this Guarantee shall have no effect on the other Guarantor's obligations under this Guarantee.

            (g) Without limiting Section 2(c) above, any demand, step or proceeding to enforce this Guarantee may be made by the Security Trustee or the Instructing Group from time to time, and the liabilities and obligations of any Guarantor under this Guarantee may be enforced, irrespective of whether any demands, steps or proceedings are being or have been made or taken against the Obligors and/or the Guarantors and/or any other Person.

      3. Right of Set-off. Each of the Security Trustee and each Secured Party is hereby irrevocably authorized at any time and from time to time without notice to either Guarantor, any such notice being expressly waived by such Guarantor to the extent permitted under Applicable Laws, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Security Trustee or such Secured Party to or for the credit or the account of any Guarantor, or any part thereof in such amounts as the Security Trustee or such Secured Party may elect, against or on account of any Obligation that is not paid when due and which remains owing at the time of such set-off, whether arising hereunder, under the Loan Agreement, any Lease or any other Guaranteed Document, as the Security Trustee or such Secured Party may elect, whether or not the Security Trustee or such Secured Party has made any demand for payment. The Security Trustee or such Secured Party, as the case may be, shall notify such Guarantor of any such set-off and the application made by the Security Trustee or such Secured Party, as the case may be, of the proceeds thereof, in each case promptly after the same shall have occurred; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Security Trustee and the Secured Parties under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Security Trustee and the Secured Parties may have.

      4. No Subrogation. Each Guarantor shall be subrogated to the rights, if any, of the Secured Parties in respect of any matter with respect to which an amount has been paid by such Guarantor hereunder; provided always that any subrogation rights to which such Guarantor becomes entitled by reason of performance of any of its obligations hereunder shall be subject and subordinate to the rights of the Secured Parties against any Obligor under any Guaranteed Document and the exercise of any such subrogation rights of such Guarantor shall be deferred until all Obligations have been paid in full and fully performed. If any amount shall be paid to either Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Security Trustee segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Security Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Security Trustee, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with Section 21 of the Participation Agreement.

      5. Amendments with respect to the Obligations; Waiver of Rights.

            (a) Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against either Guarantor, and without notice to or further assent by either Guarantor, any demand for payment of any of the Obligations made by the Security Trustee may be rescinded by the Security Trustee and any of such Obligations continued, and the Obligations or the liability of any other party for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Security Trustee and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Security Trustee may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Security Trustee for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Security Trustee shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against either Guarantor, the Security Trustee or Instructing Group, as the case may be, may, but shall be under no obligation to, make a similar demand on any Obligor or any other guarantor, and any failure by the Security Trustee or the Instructing Group to make any such demand or to collect any payments from any Obligor or any such other guarantor or any release of any Obligor or such other guarantor shall not relieve either Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Security Trustee or Instructing Group against either Guarantor (provided that such demand is made within any period required by any applicable statute of limitations or similar law affecting the demand). For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            (b) Notwithstanding the provisions of Section 5(a), no liability of either Guarantor hereunder or any amount payable by either Guarantor hereunder shall be increased as a result of any amendment to or variation of any of the Guaranteed Documents to which any of the Secured Parties is a party, other than any such amendment or variation which is permitted in accordance with the terms thereof or is requested or consented to by either Guarantor.

      6. Guarantee Absolute and Unconditional. Subject to Section 5(b), (i) each Guarantor waives any and all notice of the creation, renewal, extension, amendment, variation, waiver or accrual of any of the Obligations (including the delivery to and the acceptance by any Obligor of any Aircraft and the effectiveness of any Lease) and notice of or proof of reliance by the Secured Parties upon this Guarantee or acceptance of this Guarantee; and (ii) the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, varied or waived, in reliance upon this Guarantee; and all dealings between any Obligor and either Guarantor, on the one hand, and the Security Trustee and the other Secured Parties on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Obligor or either Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of any Guaranteed Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Security Trustee or any other Person, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Obligor against the Security Trustee or any other Person, (c) any other circumstance whatsoever (with or without notice to or knowledge of any Obligor or either Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Obligor for the Obligations, or of either Guarantor under this Guarantee, in bankruptcy or in any other instance, (d) any change in the ownership of any Obligor or any merger or consolidation of any Obligor into any other Person, (e) any sale, transfer or disposal, by any Obligor, of all, or substantially all, of its assets, (f) any change in any Lessee or Borrower under, or with respect to, any Aircraft, Lease, Loan or Note as contemplated in the Operative Documents or (g) any change in or of the Operating Lessee or Sublessee for an Aircraft or its State of Registration or any Aircraft being Off-Lease. When pursuing its rights and remedies hereunder against either Guarantor, the Security Trustee or the Instructing Group may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Obligor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Security Trustee or the Instructing Group to pursue such other rights or remedies or to collect any payments from any Obligor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Obligor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve either Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Parties against either Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon either Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Security Trustee, each of the other Secured Parties and their respective successors and permitted endorsees, transferees and assigns, until all the Obligations and the obligations of both Guarantors under this Guarantee shall have been satisfied in full.

      7. Reinstatement; Bankruptcy, etc. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Obligor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Obligor or any substantial part of its property, or otherwise, all as though such payments had not been made. If an event permitting the declaration of default under a Guaranteed Document exists at any time, and such declaration of default is prevented by the pendency against any Obligor or any other Person of a case or proceeding under a bankruptcy or insolvency law, then for purposes of this Guarantee and the Guarantors' obligations hereunder, such Guaranteed Document shall be deemed to have been declared in default with the same effect as if such Guaranteed Document had been enforceable in accordance with the terms thereof, and the Guarantors shall forthwith pay the amounts due hereunder as specified by any Secured Party, any interest thereon, and any other amounts guaranteed hereunder, without further notice or demand.

      8. Payments. (a) Each Guarantor hereby agrees that the Obligations will be paid without set-off or counterclaim in Dollars (or, in the case of indemnity obligations, in such currency as such Claim was incurred) to the account specified for such Obligation in accordance with the relevant Guaranteed Document. All payments hereunder shall be made free and clear of, and without deduction or withholding for or on account of any Taxes. If any Taxes shall be required by law to be deducted or withheld from any payment to any Secured Party hereunder, each Guarantor shall increase the amount paid so that such Secured Party receives, after deduction or withholding on account of such Taxes, the full amount of the payments provided for in this Guarantee. Whenever any Taxes are payable by a Guarantor in respect of payments hereunder, as promptly as possible thereafter such Guarantor shall send to the applicable Secured

Party a certified copy of an original official receipt received by such Guarantor showing payment thereof.

      (b) If, as a result of any assignment or transfer by any Secured Party (other than Ex-Im Bank) of all or any part of its rights and/or obligations under any of the Guaranteed Documents or change in any Lending Office or other office through which such Secured Party participates in any of the transactions contemplated by the Guaranteed Documents (excluding any such assignment or transfer by or to Ex-Im Bank or change in office by Ex-Im Bank) there arises an obligation on the part of either Guarantor to pay any amount in excess of the amount it would at such time have been obliged to pay hereunder (other than with respect to any amount payable hereunder to Ex-Im Bank or for the benefit of Ex-Im Bank) but for such assignment, transfer or change, as the case may be, such Guarantor shall not be obliged to pay the amount of such excess unless such assignment, transfer or change, as the case may be, is made at the request of either Guarantor in connection with any mitigation action taken under any Operative Document.

      9. Representations and Warranties. Each Guarantor represents and warrants to the Security Trustee and each other Secured Party as follows:

            (a) Corporate Existence. Each Guarantor is a corporation duly organized and validly existing under (in the case of GATX Corp) the laws of the State of New York or (in the case of GFC) the laws of Delaware and it has the corporate power and authority to carry on its business as now conducted, to own or to hold under lease the properties it holds itself out as owning or leasing.

            (b) Authorization. Each Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee.

            (c) Obligation. This Guarantee constitutes a legal, valid and binding obligation of each Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing. This Guarantee is in proper form for enforcement in the United States of America.

            (d) No Violation; Lien. The execution, delivery and performance of this Guarantee will not violate any provision of any Applicable Law or contractual obligation of either Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of either Guarantor pursuant to any Applicable Law or contractual obligation of either Guarantor.

            (e) Approvals. Neither the execution and delivery by either Guarantor of this Guarantee, nor the consummation of any of the transactions by either Guarantor contemplated hereby, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Government Body. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that this Guarantee or any other instrument be filed, recorded, registered or enrolled in any court or public office or elsewhere, or that any stamp, registration or similar tax be paid, in each case in the United States of America, on or in relation to this Guarantee.

            (f) Litigation. Save as may be disclosed pursuant to the Disclosure Letter, no litigation, investigation or proceeding of or before any arbitrator or Government Body is pending or, to the knowledge of either Guarantor, threatened by or against either Guarantor or against any of its properties or revenues, which has any reasonable likelihood of having a Material Adverse Effect on such Guarantor.

            (g) Financial Statements. The audited financial statements of each Guarantor as of December 31, 2001 heretofore delivered to the Secured Parties are complete and correct and fairly present the financial condition of such Guarantor as of and for the fiscal year ending on such date and were prepared in accordance with GAAP, consistently applied, and (save as may be disclosed pursuant to the Disclosure Letter) since such date no material adverse change has occurred in the financial condition, business, prospects or operations of either Guarantor from that set forth in such balance sheet of such Guarantor.

            (h) Ranking. The obligations of each Guarantor under this Guarantee rank, and until discharged in full will continue to rank, in right of payment and security at least pari passu in all respects with all other unsecured unsubordinated indebtedness of each Guarantor now or hereafter outstanding except for such indebtedness as shall be preferred solely by operation of law and not by contract or default of any Person.

            (i) Disclosure. No document, certificate or statement furnished to the Security Trustee by or on behalf of either Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading; and there is no fact, to the best knowledge of any member of such Guarantor's board of directors or any executive officer of such Guarantor, which has not been disclosed to the Security Trustee, the Facility Agent or Ex-Im Bank in writing on or before the date of this Guarantee or in the Disclosure Letter and which materially adversely affects or will materially adversely affect the ability of such Guarantor to carry on its business or to perform its obligations hereunder.

            (j) Debarment Regulations. Neither Guarantor nor its Principals (as defined below) is (i) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations (as defined below) or (ii) indicted, convicted or had a civil judgment rendered against it or any of its Principals for any of the offenses listed in any of the Debarment Regulations and unless authorized by Ex-Im Bank, it will not knowingly enter into any transactions in connection with any Aircraft with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations; it will provide immediate written notice to Ex-Im Bank if at any time it learns that the certification set forth in this Clause 9(j) was erroneous when made or has become erroneous by reason of changed circumstances. (For the purposes hereof, (A) "Principals" shall mean any officer, director, owner, partner, key employee, or other Person with primary management or supervisory responsibilities with respect to the relevant Guarantor; or any other Person (whether or not an employee) who has critical influence on or substantive control over the transactions contemplated herein and in the other Operative Documents and (B) the "Debarment Regulations" shall mean (1) the Government-wide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (2) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations 48 C.F.R. 9.400 - 9.409 and (3) the revised Government-wide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995)).

      10. Covenants. Each Guarantor hereby covenants and agrees with the Security Trustee and other Secured Parties that, from and after the date of this Guarantee until the Obligations are paid in full and fully performed:

            (a) Existence; Conduct of Business. It will preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business (provided that the foregoing shall not prohibit any act matter or thing permitted under Sections 10(h), (i) and (])).

            (b) Compliance with Laws, Etc. It will comply with the requirements of all Applicable Laws applicable to it or its property, except where the failure to do so, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect on such Guarantor.

            (c) Payment of Obligations. It will pay and discharge all Taxes imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except where (i) the validity or amount thereof is being contested in good faith and by proper proceedings, (ii) it has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect on it.

            (d) Authorizations. It will promptly obtain at any time and from time to time all governmental approvals, authorizations, licenses, consents, registrations and filings as shall now or hereafter be necessary under Applicable Laws for such Guarantor to make and perform this Guarantee and will promptly furnish copies thereof to the Security Trustee upon request.

            (e) Submission to Jurisdiction; Service of Process. Each Guarantor
(i) hereby irrevocably submits itself to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Guarantee, or the subject matter hereof or any of the transactions contemplated hereby, brought by any Secured Party or its successors, subrogees or permitted assigns, (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts, and (iii) to the extent that it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, hereby waives such immunity, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of sovereign immunity or otherwise, that it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or attachment either prior to judgment or in aid of execution, by reason of any immunity, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Guarantee or the subject matter hereof may not be enforced in or by such courts or under any Applicable Laws. Each Guarantor hereby consents to service of process in any suit, action or other proceeding arising out of this Guarantee or the subject matter hereof or any of the transactions contemplated hereby and hereby appoints the New York office of Corporation Service Company (the "Process Agent") as its attorney-in-fact to receive service of process in such action, suit or proceeding, it being agreed that service upon such Process Agent shall constitute valid service upon such Guarantor and its permitted successors and permitted assigns. Each Guarantor hereby agrees to pay to the Process Agent such compensation as shall be agreed upon from time to time by it and such Process Agent for such Process Agent's services hereunder. Each Guarantor hereby agrees that its submission to jurisdiction and its designation of each Process Agent set forth above is made for the express benefit of the Secured Parties and their respective successors, subrogees, and assigns. Each Guarantor agrees that it will at all times continuously maintain an agent to receive service of process in the City, County and State of New York on behalf of itself and its properties with respect to this Guarantee, and in the event that, for any reason, the agent named pursuant to this Section 10(e) shall no longer serve as agent to receive service of process on such Guarantor's behalf, such Guarantor shall promptly appoint a successor Process Agent. Each Guarantor further agrees that a final judgment against such Guarantor in any such action or proceeding shall be inclusive, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of therein described; provided that nothing in this Section 10(e) shall affect the right of the Secured Parties or their respective successors, subrogees or assigns to serve legal process in any other manner permitted by law or affect the right of the Secured Parties or their respective successors, subrogees or assigns to bring any action or proceeding against either Guarantor or its property in the courts of other jurisdictions. In the event of the transfer of all or substantially all the assets and business of the Process Agent to any other corporation, by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for such Process Agent with the same effect as if named herein in place of such Process Agent.

            (f) Bankruptcy Waiver. To the extent permitted by Applicable Law, each Guarantor hereby irrevocably waives, to the extent it may do so under any bankruptcy law or other Applicable Law, in the event of any voluntary or involuntary bankruptcy, insolvency, reorganization, liquidation, debt moratorium, surseance of payment or arrangement proceeding or case with respect to any Obligor or the other Guarantor (a "Bankruptcy"), any right it may have under any such law to assert that this Guarantee cannot be enforced as a result of such

Bankruptcy. If a Bankruptcy shall occur, each Guarantor agrees, after the occurrence of the Bankruptcy, to reconfirm in writing, to the extent permitted by applicable law, its pre-petition waiver of any such protection it may be entitled to under applicable bankruptcy laws.

            (g) No Commencement of Bankruptcy Proceedings.

            (i) Neither Guarantor shall give its permission to, consent to or authorize:

                  (A) (1) the appointment of a receiver, trustee or liquidator of any Obligor of a substantial part of such Obligor's property, (2) the admission in writing by any Obligor, submitted in connection with judicial or other similar procedures with respect to such Obligor, of its inability to pay its debts generally as they come due, (3) the making of a general assignment by any Obligor for the benefit of creditors (excluding the Secured Parties) or (4) the exercise by any creditor of any Obligor (other than the Secured Parties) of a contractual right to assume the operations or financial management of such Obligor; or

                  (B) (1) the filing by an Obligor of (x) a voluntary petition in bankruptcy or a voluntary petition, (y) an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or (z) an answer admitting the material allegations of a petition filed against such Obligor in any such proceedings, (2) the answering, or the consenting to or seeking of relief, by any Obligor by voluntary petition, under the provisions of any other now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations or (3) the providing for an agreement, composition, extension or adjustment with the creditors of any Obligor or otherwise for the relief of distressed debtors, in each case other than the Secured Parties.

            (ii) Save as may be requested by the Security Trustee or the Instructing Group, the Guarantors shall not commence or join with any other Person in commencing any case, proceeding or action described in the preceding paragraph (i) of this Section 10(g) with respect to an Obligor, or seek an order, judgment or decree appointing a receiver, trustee or liquidator of any Obligor of all or substantial part of such Obligor's property, or sequestrating of all or any substantial part of the property of any Obligor or otherwise filing a petition against any Obligor in a proceeding under any bankruptcy, insolvency or other similar laws as now or hereafter in effect.

            (h) Merger; Sale, etc. - GFC and Relevant Subsidiaries. GFC will not, and GATX Corp will not permit GFC or any other wholly owned direct or indirect Subsidiary of GATX Corp (each such Subsidiary, excluding GFC, being referred to herein as a "Relevant Subsidiary"), to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with GFC or any Relevant Subsidiary, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of GFC or any Relevant Subsidiary, or all or substantially all of the stock of GFC or any Relevant Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Lease

Default shall have occurred and be continuing, (i) any Person may merge into or with GFC in a transaction in which GFC or GATX Corp is the surviving Person,
(ii) any Person may merge into or with any Relevant Subsidiary (other than a Lessee) in a transaction in which a Guarantor or a Relevant Subsidiary is the surviving Person, (iii) GFC may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to GATX Corp or any Relevant Subsidiary on terms acceptable to it, or to any other Person on an arms length basis, provided that if the purchaser, transferee, lessee or other acquiring entity (each an "Acquiring Person") is not GATX Corp, the Acquiring Person assumes the obligations of GFC hereunder and under the other Operative Documents to which it is a party pursuant to documentation reasonably acceptable to the Security Trustee, (iv) each Relevant Subsidiary (other than a Lessee or Sublessee) may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to a Guarantor or any Relevant Subsidiary on terms acceptable to it, or to any other Person on an arms length basis, (v) any Relevant Subsidiary (other than a Lessee or Sublessee) may liquidate or dissolve if a Guarantor determines in good faith that such liquidation or dissolution is in the best interest of the Guarantors and is not materially disadvantageous to the Secured Parties and
(vi) each Lessee may sell, lease, transfer or dispose of its interest in any Aircraft leased to it under the Lease for such Aircraft if (but only if) such sale, lease, transfer or other disposal thereof is permitted under such Lease or the Participation Agreement.

            (i) Merger - GATX Corp. GATX Corp will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, except that, if at the time thereof and immediately after giving effect thereto no Lease Default shall have occurred and be continuing, GATX Corp may merge or consolidate with any Person and permit any such merger or consolidation if (i) either (1) GATX Corp or GFC is the surviving entity or (2) the surviving entity assumed the obligations of GATX Corp hereunder pursuant to documentation reasonably acceptable to the Security Trustee, and (ii) immediately after such merger or consolidation the surviving entity is solvent and has a Net Worth of at least equal to the Net Worth of the GATX Group immediately prior to such merger or consolidation.

            (j) Sale, etc. - GATX Corp. GATX Corp will not sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except that, if at the time thereof and immediately after giving effect thereto no Lease Default shall have occurred and be continuing, GATX Corp may sell, transfer, lease or otherwise dispose of all or substantially all of its assets if the Acquiring Person (i) either (1) assumes the obligations of GATX Corp hereunder pursuant to documentation reasonably acceptable to the Security Trustee or (2) is GFC and (ii) immediately after such sale, transfer, lease or disposition is solvent and has a Net Worth at least equal to the Net Worth of the GATX Group immediately prior to such sale, transfer, lease or disposition.

            (k) Transactions with Affiliates. Neither Guarantor shall, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any transaction with, any of its Affiliates, except (i) any such transactions in the ordinary course of its business at prices and on terms and conditions not less favorable to such Guarantor or such Subsidiary than could be obtained on an arm's length basis from unrelated third parties, (ii) any such transactions between or among either Guarantor and any of its Subsidiaries not involving any other Affiliate, and (iii) any such transactions permitted by Sections 10(i),
(j) and (k); provided that the foregoing provisions of this Section 10(1) shall not prohibit any such Person from declaring or paying any dividend so long as, after giving effect thereto, no Lease Event of Default shall have occurred and be continuing.

            (1) Confirmations. Without limiting any other provision hereof, the Guarantors will, at the request of any Lessee in connection with the financing or re-leasing of an Aircraft or any Designation contemplated by the Participation Agreement, execute and deliver to the Security Trustee, a confirmation of this Guarantee on or prior to the Borrowing Date or releasing date for such Aircraft or the Designation Date for such Designation, substantially in the form of Schedule 1 hereto.

            (m) Further Assurances. Each Guarantor shall from time to time, at its own cost and expense, do and perform such other and further acts and duly execute and deliver such further documents and assurances as may be required by Applicable Law or reasonably requested by the Security Trustee or any Secured Party to establish, maintain and protect the respective rights and remedies of such party and to carry out the intent and purpose of this Guarantee or any other Guaranteed Document.

      11. Notices. For the purposes of this Guarantee, all notices and other communications shall be in writing, in English, and shall be given or made by fax, mail or personal delivery and faxed, mailed or delivered to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party hereto. Except as otherwise provided in this Guarantee, all such communications shall be deemed to have been duly given when transmitted by fax (provided such transmission by fax is in legible form and is accompanied by or generates a substantially simultaneous confirmation of transmission), or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

      (i)   If to the Security Trustee:

            Wells Fargo Bank Northwest, N.A.
            79 South Main Street
            Salt Lake City, Utah 84111
            U.S.A.

            Attention:       Corporate Trust Services
            Telephone:       +1 801 246 5630
            Fax:             +1 801 246 5053

      (ii)  if to GATX Financial Corporation:

            GATX Capital Division
            GATX Financial Corporation
            Four Embarcadero Center, Suite 2200
            San Francisco, California 94111
            U.S.A.

            Attention:   Aircraft Portfolio Management
            Telephone:   +1 415 995 3200
            Fax:         +1 415 955 3424

      (iii) if to GATX Corporation:

            GATX Corporation
            500 West Monroe
            Chicago, Illinois 60661-3676
            U.S.A.

            Attention:    Chief Financial Officer
            Telephone:    +1 312 621 6200
            Fax:          +1 312 621 6665

      12. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      13. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Secured Parties relative to the subject matter hereof not reflected herein.

      14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantors and the Security Trustee.

            (b) The Security Trustee shall not by any act (except by a written instrument pursuant to paragraph 14(a) hereof) of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Security Trustee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Security Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Security Trustee would otherwise have on any future occasion.

      15. Rights and Remedies. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Secured Parties and their respective successors and permitted assigns.

      18. Governing Law. This Guarantee shall be governed by, and be construed and interpreted in accordance with, the internal laws of the State of New York, United States of America, without reference to principles of conflicts of law other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

      19. WAIVER OF JURY TRIAL. EACH GUARANTOR IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION ARISING UNDER THIS GUARANTEE OR ANY OTHER OPERATIVE DOCUMENT.

                                    *  *  *

      IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                                   GATX FINANCIAL CORPORATION

                                                   By: /s/ Susan M. Yata
                                                       ----------------------
                                                       Name:  SUSAN M. YATA
                                                       Title: VICE PRESIDENT

                                                   GATX CORPORATION

                                                   By: /s/ Susan M. Yata
                                                       ----------------------
                                                       Name:  SUSAN M. YATA
                                                       Title: VICE PRESIDENT

                                   SCHEDULE 1

                         FORM OF GUARANTEE CONFIRMATION

                                                                [    ], 20[ ](1)

TO: WELLS FARGO BANK NORTHWEST, N.A., AS SECURITY TRUSTEE

RE: GATX GUARANTEE CONFIRMATION

Ladies and Gentlemen,

      1. Transaction. Reference is made to (i) the Participation Agreement dated as of April [ ], 2002 among, inter alios, USEB Aircraft Limited, Walkers SPV Limited, Barclays Bank PLC, as the Initial Lender and Facility Agent, GATX Financial Corporation, Export - Import Bank of the United States and Wells Fargo Bank Northwest, N.A., as Security Trustee (the "Participation Agreement"); (ii) the GATX Guarantee dated as of April 30, 2002 (the "GATX Guarantee") among GATX Financial Corporation and GATX Corporation, as Guarantors and Wells Fargo Bank Northwest, N.A., as Security Trustee; and (iii) the Aircraft Financing Documents (as defined in the Participation Agreement) entered or to be entered into in connection with the financing of the Aircraft with manufacturers serial number
[ ]. Capitalized terms not defined herein have the meanings assigned to such terms in the Participation Agreement.

      2. Confirmation. The Guarantors hereby (i) confirm the GATX Guarantee in all respects and [confirm that the Obligations (as defined in the GATX Guarantee) include all of the obligations of each Obligor (as defined in the GATX Guarantee) under and in connection with the Aircraft Financing Documents for the Aircraft referred to in paragraph 1](2) [acknowledge that [ ](3) is [Borrower and Lessor] [Lessor] [Lessee] for the purposes of the Operative Documents and therefore an Obligor for the purposes of the GATX Guarantee] (4) and (ii) confirm that the Guarantee remains in full force and effect notwithstanding the matters referred to in paragraph 2(i).

[3. The Guarantors hereby confirm that the representations and warranties set forth in

--------------
(1)   Insert for a Borrowing Date/re-leasing date.

(2)   Insert for a Borrowing Date/a re-leasing date.

(3)   Insert name of the applicable Acceptable Person.

(4)   Insert for a Designation Date.

Section 9 of the GATX Guarantee are true and correct as of the date hereof.](5)

[3]/[4]. Condition Precedent. This is the GATX Guarantee Confirmation referred to in Section [4A(e)][8C(v)][6(c)(iv)] of the Participation Agreement.

-------------
(5)   Insert for a Borrowing Date.

Yours faithfully,

GATX FINANCIAL CORPORATION

By:________________________________________
   Name:
   Title:

GATX CORPORATION

By:_________________________________________
   Name:
   Title:

                                       -3-